Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Latigo Biotherapeutics, Inc. of our report dated March 27, 2026, except for the effects of the reverse stock split discussed in Note 2 to the financial statements, as to which the date is August 3, 2026 relating to the financial statements, which appears in Latigo Biotherapeutics, Inc.’s Amendment No.2 to Registration Statement on Form S-1 (No. 333-297518).

/s/ PricewaterhouseCoopers LLP

San Diego, California

August 10, 2026